FIRST AMENDMENT
                               to
                  EXECUTIVE RETIREMENT BENEFIT
                      EMPLOYMENT AGREEMENT


     FIRST AMENDMENT dated as of November 16, 1993 to the EXECUTIVE RETIREMENT BENEFIT EMPLOYMENT AGREEMENT dated as of August 15, 1984 (the "Retirement Benefit Employment Agreement") by and between OAKWOOD HOMES CORPORATION, a North Carolina corporation with its principal executive offices at Greensboro, North Carolina (the "Company"), and ROBERT D. HARVEY, SR., an individual residing at Greensboro, North Carolina (the "Executive").

                      STATEMENT OF PURPOSE

     The Executive is a valued key employee of the Company whose present and future contributions to the success and growth of the Company are significant. The Company believes that it is in the best interest of it and its shareholders to amend the Retirement Benefit Employment Agreement (i) to provide that in the event the Executive receives an arbitration award as a result of a dispute arising under the Retirement Benefit Employment Agreement, the Corporation shall reimburse the Executive the reasonable fees and disbursements of his counsel and (ii) to clarify and update certain other provisions thereof.

     NOW, THEREFORE, the Company and the Executive hereby agree as follows:

     1. Definitions. The Company and the Executive hereby acknowledge and agree that Section 1(a) of the Retirement Benefit Employment Agreement is hereby amended by deleting such subsection in its entirety and substituting in its place and stead a new
Section 1(a) to read in its entirety as follows:

                         "(a) Retirement means the termination of Executive's employment with the Company, its subsidiaries and any parent (1) at any time during or after the calendar month in which Executive attains the age of 65 years, or (2) at Executive's option, the last day of the calendar month in which Executive elects to make such termination effective, provided that Executive has attained the age of 60 years (or such earlier age as is approved by the Board of Directors) at the effective date of termi-nation and has given the Company 180 days written notice of such election."

     2. Benefit Payments. The Company and the Executive hereby acknowledge and agree that Section 3 of the Retirement Benefit
Employment Agreement is hereby amended as follows:

          (a) The first sentence of Section 3(b) is hereby amended by deleting such sentence in its entirety and substituting in its place and stead a new first sentence to read as follows:

            "Subject to the provisions of Section 4
          hereof, and in addition to any benefits pay-able under Section 4(c) of this Agreement, in the event that Executive's employment is terminated without his consent and without Cause after a Change of Control in the Company and prior to Executive reaching 55 years of age, the Company agrees to pay Executive
          Change of Control Benefits in the amount and in accordance with the payment schedule set out in Schedule B attached hereto."

          (b) The first sentence of Section 3(c) is hereby amended by deleting such sentence in its entirety and substituting in its place and stead a new first sentence to read as follows:

             "Subject to the provisions of Section 4
          hereof, in the event of Executive's death prior to Retirement or prior to the commence-ment of the Payment Period set forth in Sec-tions 3(a), 3(b), 4(c) or 4(d) hereof, the Company agrees to pay beneficiaries designated by Executive pursuant to Section 3(d) hereof
          Death Benefits in the amount and in accordance with the payment schedule set out in Schedule
          C attached hereto."

     3. Restrictions, Termination and Forfeiture. The Company and the Executive hereby acknowledge and agree that Section 4(c) of the Retirement Benefit Employment Agreement is hereby amended by deleting the first sentence in its entirety and substituting in its place and stead a new first sentence to read as follows:

            "In addition to any payments under Sec-
          tion 3(b) hereof, if applicable, in the event
          Executive's employment with the Company is terminated without his consent and without Cause (other than by death) after Executive has reached 50 years of age and prior to his Retirement, Executive shall receive payments in the amount and in accordance with the payment schedule set out in Schedule D at-tached hereto."

     4. Participation and Other Employee Benefits. The Company and the Executive hereby acknowledge and agree that Section 5(b) of the Retirement Benefit Employment Agreement is hereby amended by

                            2

deleting such section in its entirety and substituting in its place and stead a new Section 5(b) to read in its entirety as follows:

            "(b) Nothing contained in this Agreement shall affect the rights of Executive under the Employment Agreement dated November 16, 1990."

     5. Arbitration; Fees. The Company and the Executive hereby acknowledge and agree that Section 15 of the Retirement Benefit Employment Agreement is hereby amended by deleting such Section in its entirety and substituting in its place and stead a new Section 15 to read in its entirety as follows:

            "15. Arbitration; Fees.  (a)Any dis-
          putes between the Company and the Executive concerning this Agreement will be settled by arbitration in accordance with the Commercial
          Arbitration Rules of the American Arbitration
          Association, by a panel of three arbitrators, one selected by the Executive, one selected by the Company and the other selected by the two so chosen. Judgment upon the arbitration award rendered by the arbitrators shall be binding and conclusive and may be entered in any court having jurisdiction thereof. The costs of the arbitration shall be borne by the Company.

             (b)In the event that the Executive
          receives an arbitration award pursuant to subsection (a) above, the Company shall, within thirty (30) days after the presentation of proper receipts or invoices therefor, reimburse the Executive the reasonable fees and disbursements of counsel incurred in connection with such arbitration or the col-lection of any amounts awarded the Executive pursuant thereto."

     6. References. Each reference in the Retirement Benefit Employment Agreement to the terms "this Agreement", "herein", "hereof", "hereunder" and other similar terms referring to the Retirement Benefit Employment Agreement are hereby deemed to be a reference to the Retirement Benefit Employment Agreement as amended hereby.

     7. Ratification; Confirmation. Except as amended hereby, all the terms and conditions of the Retirement Benefit Employment
Agreement shall remain in full force and effect, and are hereby ratified and confirmed in all respects.

                             3

     8. Counterparts. This First Amendment may be executed in any one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have caused this First
Amendment to be executed and delivered as of the day and year first above set forth.

                              OAKWOOD HOMES CORPORATION
   [CORPORATE SEAL]

ATTEST:                       By:____________________________
                                 Name:
                                 Title:
________________________
                              ______________________
                              Robert D. Harvey, Sr.

                         4